Exhibit 3.69

        Delaware        PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “NEVER COMPROMISE, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE FOURTEENTH DAY OF DECEMBER, A.D. 2009, AT 4:57 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “NEVER COMPROMISE, LLC”.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8063682 DATE: 06-18-10
4764997 8100H
100668536
You may verify this certificate online at corp. delaware. gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 06:24 PM 01/25/2011 FILED 06:24 PM 01/25/2011 SRV 110079425 - 4764997 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Never Compromise, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:
First: The name of the limited liability company is FIRM I, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 25th day of January , A.D. 2011.

By:	/s/ Debra H. Burgess
Authorized Person(s)

Name:	Debra H. Burgess
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 04:57 PM 12/14/2009 FILED 04:57 PM 12/14/2009 SRV 091098184 - 4764997 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

First: The name of the limited liability company is Never Compromise, LLC

Second: The address of its registered office in the State of Delaware is

1209 Orange Street                 in the City of Wilmington                . Zip code 19801                . The name of its Registered agent at such address is The Corporation Trust Company

Third: (Use this paragraph only if the company is to have specific effective date of dissolution: “The latest date on which the limited liability company is to dissolve is .”)

Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 14th         day of December        , 2009    .

By:	/s/ Debra H. Burgess
Authorized Person (s)

Name:	Debra H. Burgess